Exhibit 5.1

Advocaten Notarissen Belastingadviseurs

Claude Debussylaan 80 P.O. Box 75084
To: Ferrovial SE Gustav Mahlerplein 61-63 Symphony Towers, 14th Floor 1082 MS Amsterdam The Netherlands	1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775

Date 28 February 2025		Tijmen Klein Bronsvoort
E Tijmen.Kleinbronsvoort@debrauw.com
Our ref.	M43653100/1/20761830/LB	T +31 20 577 1357
F +31 20 577 1775

Re:	Registration with the US Securities and Exchange Commission of shares in the share capital of the Issuer

Dear Sir/Madam,

Registration with the US Securities and Exchange Commission of ordinary shares in the share capital of the Issuer

1	Introduction

We, De Brauw Blackstone Westbroek N.V. (“De Brauw”, “we”, “us” and “our”, as applicable), act as Dutch legal adviser to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in Annex 1 (Definitions).

2	Dutch Law

This opinion (including all terms used in it) is to be construed in accordance with Dutch law. It is limited to Dutch law and the law of the European Union, to the extent directly applicable in the Netherlands, in effect on the date of this opinion and accordingly, we do not express any opinion on other matters such as matters of fact.

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.

Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

3	Scope of Inquiry

We have examined, and relied upon the accuracy of the factual statements in, the following documents:

(a)	A copy of:

(i)	the Registration Statement; and

(ii)	the Plans.

(b)	A copy of:

(i)	the Issuer Articles of Association, as provided to us by the Chamber of Commerce (Kamer van Koophandel);

(ii)	the FISE Articles of Association, as provided to us by the Chamber of Commerce (Kamer van Koophandel);

(iii)	the Trade Register Extract; and

(iv)	the Board Rules.

(c)	A copy of:

(i)	each Corporate Resolution; and

(ii)	the Board Certificate.

In addition, we have obtained the following confirmations on the date of this opinion:

(a)	Confirmation by telephone from the Chamber of Commerce that the Trade Register Extract is up to date.

(b)	Confirmation through https://data.europa.eu/data/datasets/consolidated-list-of-persons-groups-and-entities-subject-to-eu-financial-sanctions?locale=en and https://www.rijksoverheid.nl/documenten/rapporten/2015/08/27/nationale-terrorismelijst that the Issuer is not included on any Sanctions List.

(c)

(i)	Confirmation through https://insolventies.rechtspraak.nl; and

(ii)	confirmation through www.rechtspraak.nl, derived from the segment for EU registrations of the Central Insolvency Register;

in each case that the Issuer is not registered as being subject to Insolvency Proceedings.

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We have not examined any document, and do not express an opinion on, or on any reference to, any document other than the documents referred to in this paragraph 3. Our examination has been limited to the text of the documents and we have not investigated the meaning and effect of any document (or part of it) governed by a law other than Dutch law under that other law.

4	Assumptions

We have made the following assumptions:

(a)

(i)	The Issuer has been duly incorporated as a public limited liability company under the laws of England and Wales and was validly converted into a European public limited liability company (Societas Europaea) under the laws of England and Wales on 13 December 2018.

(ii)	The Issuer transferred its registered office to the Netherlands on 26 March 2019, and has maintained its head office in the Netherlands since such date.

(b)

(i)	Each copy document conforms to the original and each original is genuine and complete.

(ii)	Each signature is the genuine signature of the individual concerned.

(iii)	Each confirmation referred to in paragraph 3 is true.

(iv)	The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

(c)

(i)	The Issuer Articles of Association were in force on the date of the Corporate Resolutions set forth under (a) of the definition of “Corporate Resolutions”, and will remain in force without modification.

(ii)	The FISE Articles of Association were in force on the date of the Corporate Resolution set forth under (b) of the definition of “Corporate Resolutions”.

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(iii)	The Board Rules were in force on the date of the Corporate Resolutions or, where the Board Rules were not in force at the date of a Corporate Resolution, such Corporate Resolution was adopted in accordance with the prevailing board rules at such time.

(iv)	The Board Rules will remain in force without modification.

(v)	The 2022 Performance-Based Share Plan falls within the scope of the Long-Term Incentive Plan 2020-2022.

(vi)	The 2023 Performance-Based Share Plan and the 2024 Performance-Based Share Plan fall within the scope of the Long-Term Incentive Plan 2023-2025.

(vii)	Each Corporate Resolution has been duly adopted and remains in force without modification.

(viii)	Each Corporate Resolution complies with the requirements of reasonableness and fairness (redelijkheid en billijkheid).

(d)

(i)	In respect of the New Shares:

(A)	the issue by the Issuer of the New Shares (or the grant of any rights to acquire New Shares) will have been validly authorised; and

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(B)	any pre-emption rights in respect of the issue of the New Shares (or the grant of any rights to acquire New Shares) will have been observed or validly excluded, all in accordance with the Issuer Articles of Association at the time of authorisation or of observance or exclusion.

(ii)	The Issuer’s authorised share capital at the time of issue of any Registration Share will be (in case of New Shares) or was (in case of Existing Shares) sufficient to allow for the issue.

(iii)	The Registration Shares will have been:

(A)	issued or transferred in the form and manner prescribed by the Issuer Articles of Association at the time of issue or transfer; and

(B)	issued or transferred, and accepted by their subscribers or transferees, in accordance with the relevant Plan and any grant document under the relevant Plan, and in accordance with all applicable laws (including, for the avoidance of doubt, Dutch law).

(iv)	The nominal amount of the Registration Shares and any agreed share premium will have or has been validly paid.

(e)	No Registration Shares will be issued or transferred under the 2025-2029 Stock Bonus Plan to the Issuer’s statutory directors as remuneration in their capacity as such.

(f)

(i)	At the time of the Registration:

(A)	the relevant Plan will be in full force and effect without modification (other than any change of any maximum aggregate number of Shares that may be issued under the relevant Plan); and

(B)	the aggregate number of Registration Shares that will be registered under the relevant Plan will not exceed the maximum number permitted under that Plan.

5	Opinion

Based on the Board Certificate, the documents and confirmations referred to and assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and any matters not disclosed to me (including force (bedreiging), fraud (bedrog), undue influence (misbruik van omstandigheden) or a mistake (dwaling), we are of the opinion that when issued, the Registration Shares will be (in case of New Shares) or have been (in case of Existing Shares) validly issued and will be (in case of New Shares) or are (in case of Existing Shares) fully paid and nonassessable1.

1 In this opinion, “nonassessable” – which term has no equivalent in Dutch – means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.

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6	Qualifications

This opinion is subject to the following qualifications:

(a)	This opinion is subject to any limitations arising from (a) rules relating to bankruptcy, suspension of payments or Preventive Restructuring Processes, (b) rules relating to foreign (i) insolvency proceedings (including foreign Insolvency Proceedings), (ii) arrangement or compromise of obligations or (iii) preventive restructuring frameworks, (c) any other collective judicial or administrative proceeding in any jurisdiction pursuant to a law relating to insolvency, (d) other rules regulating conflicts between rights of creditors, or (e) intervention and other measures in relation to financial enterprises or their affiliated entities.

(b)

(i)	An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

(ii)	A confirmation from an Insolvency Register does not provide conclusive evidence that an entity is not subject to Insolvency Proceedings.

(c)	We do not express any opinion on:

(i)	the requirement that the Issuer’s shareholders who are in equal circumstances are treated equally; and

(ii)	(i) tax matters, (ii) anti-trust, state-aid or competition laws, (iii) financial assistance, (iv) sanctions laws, (v) in rem matters and (vi) any laws that we, having exercised customary professional diligence, could not be reasonably expected to recognise as being applicable to the Issuance to which this opinion relates.

7	Reliance

(a)	This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration and not for any other purpose. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement.

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(b)	Each person accepting this opinion agrees, in so accepting, that:

(i)	only De Brauw (and not any other person) will have any liability in connection with this opinion;

(ii)	De Brauw’s liability in connection with this opinion is limited to the amount that is paid out in the specific case under De Brauw’s professional liability insurance, increased by the applicable deductible (eigen risico); and

(iii)	the agreements in this paragraph 7 and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and the Dutch courts will have exclusive jurisdiction to settle any dispute relating to them.

(c)	The Issuer may:

(i)	file this opinion as an exhibit to the Registration Statement; and

(ii)	refer to De Brauw giving this opinion in the Exhibit Index in the Registration Statement.

The previous two sentences are no admittance from us that we are in the category of persons whose consent for the filing and reference as set out in that sentence is required under article 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

[Signature page to follow]

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Yours faithfully, De Brauw Blackstone Westbroek N.V.

/s/ Tijmen Klein Bronsvoort
Tijmen Klein Bronsvoort Kandidaat-notaris, acting as party adviser (partijadviseur) for the Issuer

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Annex 1 – Definitions

In this opinion:

“2022 Performance-Based Share Plan” means the 2022 performance-based share plan of the Issuer 2020-2022 for Executive Directors and Senior Management and the 2022 performance-based share plan of the Issuer 2020-2022 for Executives, which are included as Exhibits 99.1 and 99.2 to the Registration Statement, dated 19 December 2019.

“2023 Performance-Based Share Plan” means the 2023 performance-based share plan of the Issuer 2023-2025 for Executive Directors and Senior Management and the 2023 performance-based share plan of the Issuer 2023-2025 for Executives, which are included as Exhibits 99.3 and 99.4 to the Registration Statement, dated 15 December 2022.

“2024 Performance-Based Share Plan” means the 2024 performance-based share plan of the Issuer 2023-2025 for Executive Directors and Senior Management and the 2024 performance-based share plan of the Issuer 2023-2025 for Executives, which are included as Exhibits 99.5 and 99.6 to the Registration Statement, dated 15 December 2022.

“2025-2029 Stock Bonus Plan” means the Issuer’s Plan to Receive Remuneration through the delivery of Shares, which is included as Exhibit 99.8 to the Registration Statement, dated 17 December 2024.

“Board” means the board of directors of the Issuer.

“Board Certificate” means the certificate executed on the date of this opinion, and which is attached to this opinion as Annex 2.

“Board Rules” means the board rules of the Issuer as published on the Issuer’s website on the date of signing this opinion.

“BW” means the Dutch Civil Code.

” Corporate Resolutions” means each of:

(a)	a resolution of the Board dated 17 December 2024 and as reflected in a signed extract of the minutes of this meeting, to approve the 2025-2029 Stock Bonus Plan; and

(b)	a resolution of the Issuer’s (at that time named “Ferrovial International SE”) general meeting dated 13 June 2023, approving the Long-Term Incentive Plan 2020-2022 and the Long-Term Incentive Plan 2023-2025.

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“De Brauw” means De Brauw Blackstone Westbroek N.V., and “we”, “us” and “our” are to be construed accordingly.

“Dutch law” means the law directly applicable in the Netherlands.

“Electronic Signature” means any electronic signature (elektronische handtekening), any advanced electronic signature (geavanceerde elektronische handtekening) and any qualified electronic signature (elektronische gekwalificeerde handtekening) within the meaning of Article 3 of Regulation (EU) 910/2014 of the European Parliament and of the Council of 23 July 2014 on electronic identification and trust services for electronic transactions in the internal market and repealing directive 1999/93/EC, and article 3:15a BW.

“Existing Shares” means existing Shares, that may be delivered by the Issuer pursuant to the terms of the 2022 Performance-Based Share Plan, the 2023 Performance-Based Share Plan and the 2024 Performance-Based Share Plan.

“Ferrovial SA” means Ferrovial, S.A., a company incorporated under the laws of Spain, which acted as disappearing company under the Merger.

“FISE Articles of Association” means the Issuer’s (at that time named “Ferrovial International SE”) articles of association dated 22 May 2023.

“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“Issuer” means Ferrovial SE, a European public limited liability company (Societas Europaea) existing under the laws of the Netherlands, with its corporate seat in Amsterdam, the Netherlands, registered address at Gustav Mahlerplein 61-63, Symphony Towers, 14th Floor, 1082 MS Amsterdam, and registered with the Dutch Trade register under number 73422134.

“Issuer Articles of Association” means the Issuer’s articles of association dated 15 June 2023.

“Long-Term Incentive Plan 2020-2022” means the Issuer’s long-term incentive plan 2020-2022 as approved by the general shareholder’s meeting of Ferrovial SA on 17 April 2020 and approved by the Issuer’s (at that time named “Ferrovial International SE”) general meeting dated 13 June 2023.

“Long-Term Incentive Plan 2023-2025” means the Issuer’s long-term incentive plan 2023-2025 as approved by the general shareholders’ meeting of Ferrovial SA on 13 April 2023 and approved by the Issuer’s (at that time named “Ferrovial International SE”) general meeting dated 13 June 2023.

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“Merger” means the cross-border legal merger within the meaning of title 2.7 BW with the Issuer (at that time named “Ferrovial International SE”) as acquiring company, and Ferrovial SA as disappearing company, which became effective on 16 June 2023.

“New Shares” means Shares that may be issued by the Issuer pursuant to the terms of the Plans.

“Plans” means each of:

(a)	the 2022 Performance-Based Share Plan;

(b)	the 2023 Performance-Based Share Plan;

(c)	the 2024 Performance-Based Share Plan; and

(d)	the 2025-2029 Stock Bonus Plan.

“Preventive Restructuring Processes” means public and/or undisclosed preventive restructuring processes within the meaning of the Dutch Act on Court Confirmation of Extrajudicial Restructuring Plans (Wet homologatie onderhands akkoord).

”Registration” means the registration of the Registration Shares with the SEC under the Securities Act pursuant to the Registration Statement.

“Registration Shares” means 2,729,752 Shares, to be registered with the SEC under the Securities Act pursuant to the Registration Statement, which may be delivered in the form of Existing Shares or issued in the form of New Shares by the Issuer under the Plans.

“Registration Statement” means the registration statement with the SEC on Form S-8 dated on or about 28 February 2025 in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it).

“Sanctions List” means each of:

(a)	each list referred to in:

(i)	Article 2(3) of Council Regulation (EC) No 2580/2001 of 27 December 2001 on specific restrictive measures directed against certain persons and entities with a view to combating terrorism;

(ii)	Article 2 of Council Regulation (EC) No 881/2002 of 27 May 2002 imposing certain specific restrictive measures directed against certain persons and entities associated with the ISIL (Da’esh) and Al-Qaida organisations, and repealing Council Regulation (EC) No 467/2001 prohibiting the export of certain goods and services to Afghanistan, strengthening the flight ban and extending the freeze of funds and other financial resources in respect of the Taliban of Afghanistan; or

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(iii)	Article (1)(1) of the Council Common Position of 27 December 2001 on the application of specific measures to combat terrorism; and

(b)	the national terrorism list (nationale terrorismelijst) of persons and organisations designated under the Sanction Regulation Terrorism 2007-II (Sanctieregeling terrorisme 2007-II).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shares” means ordinary shares (gewone aandelen) in the share capital of the Issuer.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

“Trade Register Extract” means a Trade Register extract relating to the Issuer provided by the Chamber of Commerce and dated 28 February 2025.

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Annex 2 – Board Certificate

BOARD CERTIFICATE
FROM THE BOARD OF DIRECTORS OF FERROVIAL SE

THE UNDERSIGNED:

Mr Ignacio Madridejos, acting in his capacity as executive director of the board of directors of Ferrovial SE, a European public limited liability company (Societas Europaea) existing under the laws of the Netherlands, with its corporate seat in Amsterdam, the Netherlands, and registered with the Dutch Trade Register under number 73422134 (the “Issuer”).

BACKGROUND

(a)	The Issuer intends to seek the Registration.

(b)	In connection with the Registration, on the date of this Board Certificate, De Brauw Blackstone Westbroek N.V. intends to issue a legal opinion in the form attached to this certificate (the “Legal Opinion”).

(c)	This Board Certificate is the “Board Certificate” as defined in the Legal Opinion.

(d)	The undersigned make the certifications in this Board Certificate after due and careful consideration and after having made all necessary enquiries.

1	CONSTRUCTION

1.1	Terms defined in the Legal Opinion have the same meaning in this Board Certificate.

1.2	In this Board Certificate “including” means “including without limitation”.

2	CERTIFICATION

The undersigned certifies the following:

2.1	Authenticity

As at the date of this Board Certificate all information regarding the Issuer registered or on file with the Dutch Trade Register is correct, complete and up to date.

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2.2	Solvency

The Issuer is not subject to any public and/or undisclosed preventive restructuring processes within the meaning of the Dutch Act on Court Confirmation of Extrajudicial Restructuring Plans (Wet homologatie onderhands akkoord) or other rules regulating conflicts between rights of creditors.

2.3	Documentation

The undersigned is not aware of any fact or circumstance (including (i) any lack of capacity of any person, (ii) any conflict of interest, (iii) any force (bedreiging), fraud (bedrog), undue influence (misbruik van omstandigheden) or mistake (dwaling), and (iv) any amendment or supplement) which he understands or suspects has or may have the effect that each Corporate Resolution will or may cease to be in force without modification at any time.

2.4	General

The undersigned is not aware of:

(a)	any claim (whether actual or threatened and including any claim, litigation, arbitration or administrative or regulatory proceedings) to the contrary of the certifications in this Board Certificate; or

(b)	any fact or circumstance which he understands or suspects has or might have any impact on the correctness of the Legal Opinion and which has not been disclosed to De Brauw in writing.

3	RELIANCE

De Brauw may rely on this Board Certificate (without personal liability for the undersigned).

4	IN EVIDENCE WHEREOF:

This Board Certificate was signed in the manner set out below.

/s/ Ignacio Madridejos

By: Ignacio Madridejos

Title: Executive Director (Chief Executive Officer)

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